                                                              EXHIBIT (a)(5)

                    THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
                                AMENDMENT NO. 4
                                       TO
             THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT


     AMENDMENT NO. 4 to the First Amended and Restated Master Trust Agreement dated as of September 1, 1993 (the "Agreement") of Lutheran Brotherhood Family of Funds (the "Trust"), made as of the 30th day of June, 1998.

                              W I T N E S S E T H:

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not materially adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, Section 3.1(c) of the First Amended and Restated Master Trust Agreement, as amended, of The Lutheran Brotherhood Family of Funds reads in part:

     No person shall serve as a Trustee beyond the earlier of the end of the month in which he or she attains the age of 70 years, or the end of the month in which he or she completes ten continuous years of service as Trustee, except that the limitation contained in this sentence with respect to not serving as Trustee for more than ten years shall not apply to Rolf F. Bjelland, Charles W. Arnason and Ruth E. Randall, or any person who is an interested person of the Trust as defined in Section 2(a)(19) of the 1940 Act; and

     WHEREAS, on June 10, 1998, a majority of the Trustees voted to change the term limit from ten continuous years to fifteen continuous years; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 4 to the Agreement; and

     NOW, THEREFORE, Section 3.1(c) of the Agreement is hereby amended as follows:

          Section 3.1  Number, Designation, Election, Term, etc.

     (c)  Election and Term

          Trustees, in addition to those named above, may become such by election by Shareholders or the Trustees in office pursuant to
          Section 3.1(f). Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee of the Trust and of each Sub-Trust hereunder during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns, retires or is removed. Subject to
          Section 16(a) of the 1940 Act, the Trustees may elect successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies. Notwithstanding anything to the contrary contained in this Section 3.1(c), no person shall serve as a Trustee beyond the earlier of the end of the month in which he or she attains the age of 70 years, or the end of the month in which he or she completes fifteen continuous years of service as Trustee, except that the limitation contained in this sentence with respect to not serving as Trustee for more than fifteen years shall not apply to Rolf F. Bjelland, Bruce J. Nicholson, Charles
          W. Arnason and Ruth E. Randall, or any person who is an interested person of the Trust as defined in Section 2(a)(19) of the 1940 Act.

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the day and year first above written.


                                   THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS


                                   By: /s/ Rolf F. Bjelland
                                   Name: Rolf F. Bjelland
                                   Title: Chairman, Trustee and President



                                 AMENDMENT NO. 4
                                       TO
             THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT